AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------


                               KUHLMAN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                 --------------

               DELAWARE                                           58-2058047
    (STATE OR OTHER JURISDICTION OF                             (IRS EMPLOYER
    INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                            3 SKIDAWAY VILLAGE SQUARE
                             SAVANNAH, GEORGIA 31411
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

             KUHLMAN CORPORATION 1994 STOCK OPTION PLAN, AS AMENDED

             COMMUNICATION CABLE, INC. EMPLOYEES' SAVINGS PLUS PLAN

                     COLEMAN CABLE SYSTEMS, INC. 401(K) PLAN

                     SCHWITZER TAX REDUCTION INVESTMENT PLAN
                    FOR CERTAIN SALARIED AND EXEMPT EMPLOYEES

                     SCHWITZER TAX REDUCTION INVESTMENT PLAN
              FOR ASHEVILLE HOURLY AND CERTAIN NONEXEMPT EMPLOYEES
                            (FULL TITLE OF THE PLANS)

                             RICHARD A. WALKER, ESQ.
            EXECUTIVE VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER,
                         GENERAL COUNSEL AND SECRETARY
                           3 SKIDAWAY VILLAGE SQUARE
                             SAVANNAH, GEORGIA 31411
                                 (912) 598-7809
                     (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                        TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)
                                 --------------

                                   COPIES TO:
                            STEPHEN A. LANDSMAN, ESQ.
                                 RUDNICK & WOLFE
                            203 NORTH LASALLE STREET
                                   SUITE 1800
                             CHICAGO, ILLINOIS 60601
                                 (312) 368-4000
                           (312) 236-7516 (TELECOPIER)
                                 --------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                   PROPOSED               PROPOSED
                                                                    MAXIMUM                MAXIMUM
                 TITLE OF EACH CLASS OF         AMOUNT TO BE    OFFERING PRICE            AGGREGATE               AMOUNT OF
             SECURITIES TO BE REGISTERED(1)      REGISTERED      PER SHARE(2)         OFFERING PRICE(2)       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $1.00 PER SHARE        400,000            $30.19               $12,076,000             $3,659.40
PREFERRED STOCK PURCHASE RIGHTS(3)...........
==================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein (except the Kuhlman Corporation 1994 Stock Option Plan).
(2) Pursuant to Rules 457(c) and 457(h), the registration fee has been calculated on the basis of $30.19 per share, the average of the high and low sale prices of the common stock on August 4, 1997, as reported on the New York Stock Exchange Composite Tape. With respect to shares subject to outstanding options, all such options have an exercise price of less than $30.19. Pursuant to Rule 457(h), no separate fee is required with respect to the plan interests.
(3) Preferred Stock Purchase Rights are evidenced by certificates for shares of Common Stock of the Registrant and automatically trade with the Common Stock of the Registrant. The value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Company's (i) prospectus dated June 23, 1997 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933 as part of Registration Statement No. 333-28011; (ii) Item 1 of the Company's registration statements on Form 8-A registering its Common Stock and Preferred Stock Purchase Rights under Section 12(b) of the Securities Exchange Act of 1934; (iii) quarterly report on Form 10-Q for the quarter ended March 31, 1997; (iv) the Company's current reports on Form 8-K dated March 10, 1997, April 24, 1997 and May 28, 1997; (v) the Company's current report on Form 8-K/A (Amendment No. 1) dated March 10, 1997; (vi) Forms 11-K for the fiscal year ended December 31, 1996 for the Schwitzer Tax Reduction Investment Plan for Certain Salaried and Exempt Employees, and Schwitzer Tax Reduction Investment Plan for Asheville Hourly and Certain Nonexempt Employees; (vii) Form 11-K for the fiscal years ended December 31, 1996 and June 30, 1995 and the six months ended December 31, 1995 for the Coleman Cable Systems, Inc. 401(k) Plan; and
(viii) Form 11-K for the fiscal year ended October 31, 1996 and the two months ended December 31, 1996 for the Communication Cable, Inc. Employees' Savings Plus Plan (each of the plans in clauses (vi), (vii) and (viii) of this sentence may be referred to herein as a "Plan" and collectively as the "Plans"). In addition, all reports and proxy statements filed by the Company or any of the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.      DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. The Company's Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the extent permitted by Section 145 of the Delaware General Corporation Law. Pursuant to such provisions, the Company has purchased such insurance on behalf of its directors and officers.

    The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase or (d) obtains an improper personal benefit. This provision only pertains to breaches of duty by directors as directors and not breaches of duty by directors in any other corporate capacity, such as any capacity as an officer. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.      EXHIBITS.

    4.1 Specimen Common Stock Certificate [Incorporated by reference to Exhibit No. 4.1 to Registration Statement No. 33-58133]

    4.2 Adoption Agreement/Dreyfus Nonstandardized Prototype Profit Sharing Plan and Trust for Coleman Cable Systems, Inc. 401(k) Plan

    4.3 Adoption Agreement/Dreyfus Nonstandardized Prototype Profit Sharing Plan and Trust for Communication Cable, Inc. Employees' Savings Plus Plan

    4.4 Adoption Agreement/Dreyfus Nonstandardized Prototype Profit Sharing Plan and Trust for Schwitzer Tax Reduction Investment Plan for Certain Salaried and Exempt Employees

    4.5 Adoption Agreement/Dreyfus Nonstandardized Prototype Profit Sharing Plan and Trust for Schwitzer Tax Reduction Investment Plan for Asheville Hourly and Certain Nonexempt Employees

    4.6 Dreyfus Prototype Basic Plan Document No. 01 - Dreyfus Prototype Defined Contribution Plan

    4.7      Dreyfus Trust Agreement

    4.8 Kuhlman Corporation 1994 Stock Option Plan, as amended [Incorporated by reference to Exhibit 10.6 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996]

    5.1      Opinion of Rudnick & Wolfe

    23.1     Consent of Arthur Andersen LLP

    23.2     Consent of Walsh, Cenko & Haynes, P.C.

    23.3     Consent of Batchelor, Tillery & Roberts, LLP

    23.4     Consent of Coopers & Lybrand L.L.P.

    23.5     Consent of Rudnick & Wolfe (contained in Exhibit 5 hereof)

    24 Power of Attorney by the directors and certain officers of the Company

    The Company undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

ITEM 9.  UNDERTAKINGS.

   (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on this 6th day of August, 1997.

                                                KUHLMAN CORPORATION


                                                By:/s/ Robert S. Jepson, Jr.
                                                   --------------------------
                                                    Robert S. Jepson, Jr.
                                                    CHAIRMAN OF THE BOARD AND
                                                    CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      NAME                          TITLE                              DATE

ROBERT S. JEPSON, JR.*         Chairman of the Board and        |
                               Chief Executive Officer          |
                               (Principal Executive Officer)    |
                               and Director                     |
                                                                |
VERNON J. NAGEL*               Executive Vice President         |
                               of Finance, Chief Financial      |
                               Officer and Treasurer            |
                               (Principal Financial and         |
                               Accounting Officer)              |
                                                                |
CURTIS G. ANDERSON*            President, Chief Operating       |
                               Officer and Director             | August 6, 1997
                                                                |
WILLIAM E. BURCH*              Director                         |
                                                                |
STEVE CENKO*                   Director                         |
                                                                |
GARY G. DILLON*                Director                         |
                                                                |
ALEXANDER W.                   Director                         |
   DREYFOOS, JR.*                                               |
                                                                |
WILLIAM M. KEARNS, JR.*        Director                         |
                                                                |
GEORGE J. MICHEL, JR.*         Director                         |
                                                                |
GENERAL H. NORMAN              Director                         |
   SCHWARZKOPF*                                                 |


*By:/s/ Robert S. Jepson, Jr.      Individually and as
      Robert S. Jepson, Jr.        Attorney-in-Fact

    Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 6, 1997.

                               SCHWITZER TAX REDUCTION
                               INVESTMENT PLAN FOR CERTAIN
                               SALARIED AND EXEMPT EMPLOYEES,
                               AND SCHWITZER TAX REDUCTION
                               INVESTMENT PLAN FOR ASHEVILLE
                               HOURLY AND CERTAIN NONEXEMPT
                               EMPLOYEES


                               By:/s/ Richard H. Prange
                                   Name:  Richard H. Prange
                                   Title: Member, Administrative Committee


         Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Chicago, State of Illinois, on August 6, 1997.

                               COLEMAN CABLE SYSTEMS, INC. 401(K)
                               PLAN


                               By:/s/ Richard N. Burger
                                   Name:  Richard N. Burger
                                   Title: Member, Administrative Committee


         Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sanford, State of North Carolina, on August 6, 1997.

                               COMMUNICATION CABLE, INC.
                               EMPLOYEES' SAVINGS PLUS PLAN


                               By:/s/ Gary Yetman
                                   Name:  Gary Yetman
                                   Title: Member, Administrative Committee

                                  EXHIBIT INDEX

EXHIBIT

  4.1 Specimen Common Stock Certificate [Incorporated by reference to Exhibit No. 4.1 to Registration Statement No. 33-58133]

  4.2 Adoption Agreement/Dreyfus Nonstandardized Prototype Profit Sharing Plan and Trust for Coleman Cable Systems, Inc. 401(k) Plan

  4.3 Adoption Agreement/Dreyfus Nonstandardized Prototype Profit Sharing Plan and Trust for Communication Cable, Inc. Employees' Savings Plus Plan

  4.4 Adoption Agreement/Dreyfus Nonstandardized Prototype Profit Sharing Plan and Trust for Schwitzer Tax Reduction Investment Plan for Certain Salaried and Exempt
                  Employees

  4.5 Adoption Agreement/Dreyfus Nonstandardized Prototype Profit Sharing Plan and Trust for Schwitzer Tax Reduction Investment Plan for Asheville Hourly and Certain Nonexempt Employees

  4.6 Dreyfus Prototype Basic Plan Document 01 - Dreyfus Prototype Defined Contribution Plan

  4.7             Dreyfus Trust Agreement

  4.8 Kuhlman Corporation 1994 Stock Option Plan, as amended [Incorporated by reference to Exhibit 10.6 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996]

  5.1             Opinion of Rudnick & Wolfe

 23.1             Consent of Arthur Andersen LLP

 23.2             Consent of Walsh, Cenko & Haynes, P.C.

 23.3             Consent of Batchelor, Tillery & Roberts, LLP

 23.4             Consent of Coopers & Lybrand L.L.P.

 23.5 Consent of Rudnick & Wolfe (contained in Exhibit 5 hereof)

  24 Power of Attorney by the directors and certain officers of the Company




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